EXHIBIT 5.1

[Letterhead of Locke Liddell & Sapp LLP]

September 13, 2006

Healthaxis Inc.
7301 North State Highway 161
Suite 300
Irving, Texas 75039

Ladies and Gentlemen:

     We have acted as special counsel to Healthaxis Inc., a Pennsylvania corporation (“Healthaxis” or the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time by selling shareholders (as specified in the Registration Statement) of up to 2,277,777 shares (the "Shares") of the Company’s common stock, par value $0.10 per share.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, legal opinions, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, Healthaxis’ Amended and Restated Articles of Incorporation, Healthaxis’ Amended & Restated Bylaws, Healthaxis’ Warrants 2005-04-A, 2005-04-B, and 2005-04-C, each dated May 13, 2005 (the foregoing documents, collectively, the “Securities Documents”), a Waiver and Consent executed by America Online, Inc. and Healthaxis dated March 18, 2005, a Waiver and Consent executed by the holders of the Company’s Series A Convertible Preferred Stock and Healthaxis dated February 22, 2005, Healthaxis’ Officer’s Certificate dated June 27, 2005, and the Registration Statement. In our examination, we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates, documents, statements and other information of Healthaxis or its representatives or officers.

     Of the total number of Shares, 2,222,222 were issued on May 13, 2005 (the "Issued Shares") and 55,555 are currently subject to issuance pursuant to the aforementioned warrants (the "Warrant Shares"). In connection with the possible issuance of the Warrant Shares, we have assumed the receipt of proper consideration for the issuance thereof in excess of the par value thereof, and compliance with the terms of the Securities Documents and all applicable laws related to the issuance of the Warrant Shares.

     Based upon the foregoing, and based on our review of the Pennsylvania Business Corporation Law of 1988, the applicable provisions of the Pennsylvania Constitution and reported judicial decisions interpreting these laws, we are of the opinion that both the Issued Shares and the Warrant Shares, when offered and sold within the limits and as described in the Registration Statement, and in the manner contemplated in the Registration Statement, including the prospectus relating to the offer and sale of the Issued Shares and the Warrant Shares, will be validly issued, fully paid and non-assessable.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     This opinion is limited to the laws of the Commonwealth of Pennsylvania, and we do not express any opinion as to the laws of any other jurisdiction and we express no opinion as to the effect of any other laws on the opinions stated herein.

     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

LOCKE LIDDELL & SAPP LLP

By:	/s/ C. Paul Rogers III

C. Paul Rogers III